                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 27, 1999




                                THERMATRIX INC.
              (Exact Name of Registrant as Specified in Charter)



          Delaware                       0-20819                 94-2958515
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)




                       308 North Peters Road, Suite 100
                          Knoxville, Tennessee 37922
         (Address of principal executive offices, including zip code)


                                (423) 539-9603
             (Registrant's telephone number, including area code)
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Item 3.    Filing for Protection Under Chapter 11 of the US Bankruptcy Code

On December 29, 1999 the Registrant, and four of its directly or indirectly wholly owned operating subsidiaries in the United States (Wahlco Environmental Systems, Inc., Wahlco Inc., the Bachmann Companies, Inc. and Wahlco Engineered Products, Inc.), filed for protection under Chapter 11 of the US Bankruptcy Code in the Central District of California, Santa Ana. Case Filing information is as follows:

Thermatrix Inc.                                    SA99-22776-JR
Wahlco Engineered Products, Inc.                   SA99-22775-JR
Wahlco Environmental Systems, Inc.                 SA00-22773-JR
The Bachmann Companies. Inc.                       SA99-22778-JR
Wahlco, Inc.                                       SA99-22772-JR

The Registrant took this action to protect the integrity of its business, customers, suppliers, employees, and shareholders' investments.

The Registrant is represented in this action by McDermott Will & Emery of Los Angeles, California.

Item 4.    Changes in Registrant's Certifying Accountant

Effective December 27, 1999, Grant Thornton LLP accepted an engagement as the Registrant's independent public accountants. Grant Thornton will provide service to the Registrant out of the Atlanta, Georgia office.

The Audit Committee and the Board of Directors have approved the appointment of Grant Thornton LLP as the Registrants Certifying Accountants

The Registrant had not consulted with Grant Thornton LLP on any matter preceding the acceptance of the engagement.


Item 7.    Financial Statements, Pro Forma Financial Information And Exhibits

(c)  Exhibits

     4-1   Letter from Grant Thornton LLP dated December 27, 1999.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THERMATRIX INC.

Dated: January 13, 2000               By: /s/ Daniel S. Tedone
                                          ------------------------------
                                          Daniel S. Tedone, Executive
                                          Vice President and Chief
                                          Financial Officer